Exhibit 10.21

                                                                  DRAFT 11/26/97

                          REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT, effective as of the _______ day of December, 1997, is made by and among J.G. WENTWORTH & COMPANY, INC., a Delaware corporation (the "Company"), James D. Delaney ("Delaney"), Michael B. Goodman ("Goodman"), Alpha Nickelberry ("Nickelberry"), ING (U.S.) INVESTMENT CORPORATION, a Delaware corporation ("ING"), Edward S. Stone ("Stone") and
Gary Veloric ("Veloric", and together with Delaney, Goodman, Nickelberry, ING and Stone, the "Existing Stockholders").


                                    RECITALS

          WHEREAS, under the terms of a Contribution Agreement between the Company and each of the Existing Stockholders dated November 18, 1997 (the "Contribution Agreement"): (i) each of the Existing Stockholders is contributing all of such Existing Stockholder's interests in J.G. Wentworth S.S.C. Limited Partnership ("SSC") to the Company; (ii) Delaney and Veloric are contributing all of their interests in J.G. Wentworth MFC Associates, L.P. and J.G. Wentworth Funding Corp. to the Company; and (iii) Delaney, Goodman and Veloric are contributing all of their interests in J.G. Wentworth Settlement Funding Corporation and J.G. Wentworth Management Company, Inc. to the Company; in exchange for the issuance by the Company to the Existing Stockholders of shares of Common Stock of the Company (such transactions are referred to herein collectively as the "Reorganization") in such amounts as are set forth in the Contribution Agreement (such shares being referred to herein as the "Reorganization Shares");

          WHEREAS, concurrently with the consummation of the Reorganization, the Company intends to complete an initial public offering of an aggregate of 5,286,738 shares of Common Stock pursuant to a Registration Statement of Form S-1, File No. 37891 (the "IPO"), first filed under the Act (as defined below), on October 14, 1997;

          WHEREAS, pursuant to the Agreement of Limited Partnership of SSC (the "SSC Partnership Agreement"), ING and Stone were granted certain rights with respect to the registration under the Act of equity securities of successor entities to SSC that it would receive in exchange for their partnership interests; and

          WHEREAS, in connection with the Reorganization and the IPO, the Company and the Existing Stockholders wish to establish the terms governing the obligations of the Company and the Existing Stockholders with respect to future registrations under the Act of the Common Stock of the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:


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          1. Definitions. Unless the context otherwise requires, the following terms shall have the respective meanings indicated:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                  (d) The term "Registration Stock" means (i) the Reorganization Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Reorganization Shares, excluding in all cases, however, any Registration Stock held by any person who acquired such Registration Stock in a transaction in which rights under this Agreement are not assigned.

                  (e) The term "SEC" means the United States Securities and Exchange Commission.

          2. Piggyback Registration.

                  Whenever the Company shall seek to register under the Act any Common Stock (except shares of Common Stock issued in connection with any stock option plan, stock purchase plan, savings, dividend reinvestment or similar plan and if the form of registration statement proposed to be used may be used for the registration of the Registration Stock (other than a registration statement on Form S-4 in connection with an acquisition, merger or exchange of stock), then, on each such occasion, the Company shall furnish each Existing Stockholder with at least twenty (20) days prior written notice thereof. At the written request of any of the Existing Stockholders who wish to include shares of Registration Stock in such registration statement (each a "Requesting Holder" and collectively, the "Requesting Holders"), given within twenty (20) days after the receipt of such notice, the Company will use its best efforts to cause all of the Registration Stock for which registration shall have been requested by the Requesting Holders to be included in such registration statement. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of the Common Stock of the Company, and the managing underwriter determines and advises in writing to the Company and each of the Requesting Holders that the inclusion of all Registration Stock proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than holders of Registration Stock who have the contractual right to have such shares included in such registration statement (the "Other Shares") would materially interfere with the successful marketing (including pricing) of the


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securities, then the number of shares of Registration Stock and Other Shares to be included in such underwritten public offering shall be reduced first pro rata (based on the total number of shares requested to be included in such registration statement held by each Requesting Holder and any holders of Other Shares) among the Requesting Holders and the holders of the Other Shares and, secondly, if necessary, among the Company's shares requested by the Company to be registered.

          3. Demand Registration.

                  (a) If the Company shall be requested in writing by holders of not less than 15% of the Registration Stock then outstanding (the "Initiating Holders") to effect the registration under the Act of any of the Registration Stock, the Company shall furnish each Existing Stockholder that is not an Initiating Holder written notice thereof. If such other Existing Stockholders wish to include any Registration Stock in such registration (such Existing Stockholders, are referred to herein, together with the Initiating Holders, as the "Participating Holders"), shall give notice thereof to the Company within twenty (20) days of receiving notice from the Company. If the Participating Holders request registration of, in the aggregate, at least 10% of the Registration Stock then outstanding, (or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $15,000,000), the Company, subject to the limitations set forth in Subsection 3(b), shall effect as soon as practicable after the receipt of such request, the registration under the Act of all Registration Stock which such Participating Holders so request to be registered.

                           (i) If the Initiating Holders intend to distribute
the Registration Stock covered by its request by means of an underwriting, the Initiating Holders shall so advise the Company as part of their initial request made pursuant to this subsection 3(a). The lead managing underwriter will be selected by the Initiating Holders with such choice being reasonably acceptable to the the Company. In such event, the Participating Holders shall (together with the Company as provided in subsection 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                           (ii) Notwithstanding the foregoing, the Company may
include in a registration requested under this Subsection 3(a) any additional authorized shares of the Common Stock, whether or not issued, for sale by the Company or for sale by others; provided, however, that such shares shall not be included to the extent that the managing underwriter chosen in accordance with subsection (i) above concludes in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registration Stock to be included therein.

                           (iii) Notwithstanding the foregoing, if the Company
shall furnish to the Participating Holders a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement would require the premature disclosure of any financing, acquisition or reorganization of the Company or other material


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transaction or matter, which premature disclosure would have an adverse effect on the Company, and it is therefore beneficial to the Company to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety
(90) days; provided that the Company shall not have exercised its right to postpone taking action with respect to such filing pursuant to this Section 3(a)(iii) for more than an aggregate of one hundred twenty (120) days during the twelve month period ended on the date such certificate is furnished to the Participating Holders. In the case of a registration requested under this Agreement that contemplates sale of Registration Stock on a continuous or delayed basis pursuant to Rule 415 under the Act, the Company shall be entitled to postpone the sale of Registration Stock by the Participating Holders for a period of not more than ninety (90) days (and a total of 120 days in the aggregate during any twelve month period) upon the furnishing of the certificate described above.

                  (b) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3:

                           (i) Prior to the first anniversary of the closing of
the IPO;

                           (ii) After the Company has effected one registration
pursuant to this Section 3 in the previous twelve (12) months and such registration has been declared or ordered effective and a majority of the Registration Stock included therein shall have been sold pursuant to such registration statement; or

                           (iii) During the period beginning on a date thirty
(30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration of Common Stock or other securities of the Company under the Act in connection with a public offering of such securities (other than a registration relating solely to the sale of securities to participants in a stock option or other employee benefits plan of the Company); provided that the Company is actively employing its good faith reasonable efforts to cause such registration statement to become effective.

          4. Obligations of the Company. Whenever required under Section 3 of this Agreement to effect the registration of any Registration Stock, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registration Stock and use its best efforts to cause such registration statement to become effective, and, upon the request of a majority in interest of the Participating Holders, keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement is completed, whichever occurs first, but subject to the terms of the related underwriting agreement; provided, however, that such 90-day period shall be extended for a period of time equal to the period such Participating Holders refrain from selling Registration Stock included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company. The Company shall afford to the


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Participating Holders and their counsel a reasonable opportunity to review and comment upon any registration statement or prospectus filed with the SEC and any amendment or supplement thereto (including any document incorporated therein by reference), prior to the time any such registrations statement, prospectus, amendment, supplement or document is so filed. The Company shall promptly inform the Participating Holders and their counsel of any oral or written communciations received from the SEC or it staff in connection with the registration of the Registration Stock or the offering thereof.

                  (b) Consistent with subsection (a) above, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement. The Participating Holders shall delay any sale to the extent the Company informs the Participating Holders that an amendment or supplement is required. The Company shall promptly prepare and file such amendment or supplement and, if applicable, use reasonable best efforts to cause it to become effective.

                  (c) Furnish to the Participating Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Participating Holders may reasonably request.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering including the obtaning of customary "comfort letters" from the Company's independent accountants and customary legal opinions. The Participating Holders shall also enter into and perform their obligations under such an agreement.

                  (f) The Company shall cooperate with the Participating Holders and the managing underwriters of the offering in the preparation, marketing and closing of the offering, including, but not limited to, the participation of the Company's senior management in any "road shows" or similar presentations to potential investors. The Company shall make available its employees, officers, books and records, financial information and other documents reasonably necessary for the Participating Holders and the managing underwriters of the Offering to exercise their due diligence responsibilities under the Act.


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                  (g) Cause all such Registration Stock registered pursuant
hereto to be listed on each securities exchange or trading market on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registration Stock registered pursuant hereunder and a CUSIP number for all such Registration Stock, in each case not later than the effective date of such registration.

          5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4 of this Agreement with respect to the Registration Stock proposed to be registered by a Participating Holder that such Participating Holder shall furnish to the Company such information regarding such Participating Holder, the Registration Stock held, and the intended method of disposition of such securities as shall be required under the Act to effect the registration of such Participating Holder's Registration Stock.

          6. Expenses of Registration. The Company shall bear and pay (i) all expenses incurred directly in connection with the registration, filing, qualification or sale of the Registration Stock requested under Sections 2 or 3 (except as set forth below), including, but not limited to, all registration, filing and qualification fees, printers' and accounting fees, listing fees, reasonble "roadshow" expenses and fees and disbursements of counsel for the Company and (ii) the reasonable fees and expenses of one firm of legal counsel for the Participating Holders (selected by Participating Holders owning a majority of the shares of Registration Stock proposed to be included in the offering); provided, however, that the underwriting discounts, brokerage commissions and transfer taxes relating to the Registration Stock to be sold pursuant to the offering shall be borne and paid, on a pro rata basis, by the Participating Holders. Notwisthstanding the foregoing, in the event that the Participating Holders request a registration under Section 2 of this Agreement within twelve months after the effectiveness of a registration statement previously requested under such section in which the majority of the shares of Registration Stock proposed to be included in such registration statement were not sold at the discretion of the Participating Holders, the Participating holders shall bear and pay all expenses of the offering, including without limitation the fees and expenses described in clauses (i) and (ii) above.

          7. Indemnification. In the event any Registration Stock is included in a registration statement under the provisions of this Agreement:

                  (a) To the extent permitted by law, the Company shall indemnify and hold harmless the Existing Stockholders and any officer, director, partner or employee of such Existing Stockholder, any underwriter (as defined in the Act) for the Existing Stockholders and each person, if any, who controls any of the Existing Stockholders or any underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or otherwise, insofar as


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such losses, claims, damages, or liabilities (or actions in respect thereof)
arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (a "Violation"); and the Company shall pay to each such Existing Stockholder or any such underwriter or controlling person any legal or other expenses reasonably incurred by them (as they are incurred) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Existing Stockholder concerning such Existing Stockholder or by any such underwriter or controlling person.

                  (b) To the extent permitted by law, each Existing Stockholder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other person selling securities in such registration statement, any officer, director, partner or employee of any such person selling securities and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Existing Stockholder concerning such Existing Stockholder expressly for use in connection with such registration; and such Existing Stockholder shall pay any legal or other expenses reasonably incurred by any person (as they are incurred) intended to be indemnified pursuant to this subsection 7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Existing Stockholder, which consent shall not be unreasonably withheld; provided further, that, in no event shall any indemnity under this subsection 7(b) exceed the gross proceeds from the offering received by such Existing Stockholder.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent


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the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel reasonably acceptable to the indemnifying party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7, except to the extent that the indemnifiying party has been materially prejudiced by such failure.

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, severally and not jointly, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however that in no event shall any Existing Stockholder's liability to contribute (including any legal or other fees and expenses incurred by such Existing Stockholder in connection with any investigation or proceeding) under this subsection 7(b) exceed the gross proceeds from the offering received by such Existing Stockholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and each Existing Stockholder under this Section 7 shall survive the completion of any offering of Registration Stock pursuant to a registration statement under this Agreement, and otherwise.

                  (g) For the purpose of providing indemnification (and, to the extent that indemnification is unavailable, contribution) rights among the Company, the Existing Stockholders and their respective officers, directors,


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partners, employees and controlling persons in connection wth the IPO, the provisions of Section 7 shall be deemed to apply to the registration satement related to the IPO.

          8. Assignment of Registration Rights. The right to cause the Company to register Registration Stock pursuant to this Agreement may be assigned (but only with all related obligations) by an Existing Stockholder to a transferee of such securities, provided that:

                  (a) the assignee of such Registration Stock, after such transfer, holds at least 5% of the Registration Stock then outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations);

                  (b) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee; and

                  (c) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Sections 7 and 9 of this Agreement, whereupon such transferee, consistent with the provisions of Section 10 of this Agreement, shall have the exclusive power to exercise all rights of an Existing Stockholder under the terms of this Agreement.

          9. "Market Stand-Off" Agreement. Except as otherwise agreed by an Existing Stockholder, each Existing Stockholder hereby agrees that, during the period of duration (not to exceed 90 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Existing Stockholder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such Existing Stockholder at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registration Stock of such Existing Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 9 shall not apply to a registration relating solely to an employee benefit plan of the Company on Form S-8 or a similar form which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

          10. Term and Termination of Registration Rights.

                  (a) This Agreement shall become effective upon the completion of the Reorganization.


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                  (b) This Agreement shall terminate at such time that no
Registration Stock remain outstanding.

          11. Miscellaneous.

                  (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited with a national postal service, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                  (i)     If to the Company:

                          J.G. Wentworth & Company, Inc.
                          The Graham Building, 10th Floor
                          15th and Ranstead Streets
                          Philadelphia, PA 19102
                          Attention:  Gary Veloric, Chairman

                          with a copy, given in the manner prescribed above, to:

                          Robert C. Jacobs, Esquire
                          Wolf, Block, Schorr & Solis-Cohen LLP
                          Twelfth Floor Packard Building
                          111 S. 15th Street
                          Philadelphia, PA 19102-2678


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                  (ii)    If to any of Existing Stockholders,
                          at the most current addresses of
                          such Existing Stockholder appearing
                          on the books and records of the
                          Company.


                          In addition, notice by mail shall be by air mail if
posted outside of the continental United States.

                          Any party may alter the address to which
communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (c) Binding Nature of Agreement; Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (including a transferee of the Registration Stock). Nothing in this Agreement, express or implied, is intended to confer upon any other party other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (f) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (g) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.


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



                  (h) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (i) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.




                                         J.G. WENTWORTH & COMPANY, INC.


                                         By:
                                             -----------------------------------
                                             Gary Veloric, Chairman


                                             -----------------------------------
                                             James D. Delaney


                                             -----------------------------------
                                             Michael B. Goodman




                                         ING (U.S.) INVESTMENT CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             -----------------------------------
                                             Alpha Nickelberry




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


                                             -----------------------------------
                                             Edward S. Stone


                                             -----------------------------------
                                             Gary Veloric


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